Exhibit 10.57

NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2003, by and among Advanced Micro Devices, Inc., a Delaware corporation (“AMD”), AMD Investments, Inc., a Delaware corporation (“AMD Investments,” and together with AMD, the “AMD Entities”), Fujitsu Limited, a corporation organized under the laws of Japan (“Fujitsu”), Fujitsu Microelectronics Holding, Inc., a Delaware corporation (“Fujitsu Sub,” and together with Fujitsu, the “Fujitsu Entities,” and collectively with the AMD Entities, the “Entities”), and FASL LLC, a Delaware limited liability company (the “Joint Venture” and collectively with the Entities, the “Parties”).

RECITALS:

A. Concurrently herewith, the Parties have entered into an Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”), a Contribution and Assumption Agreement (the “Contribution Agreement”) and certain related agreements.

B. One of the material conditions precedent to the willingness of the Parties to enter into the Operating Agreement and the Contribution Agreement is that the Parties have agreed to execute, deliver and be bound by this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the Parties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Certain Definitions; Interpretation.

(a) In addition to the terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used herein (and capitalized terms not defined herein have the meanings assigned to them in the Operating Agreement):

“Affiliate” of a Person, means any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The Parties acknowledge and agree that neither Fujitsu nor AMD is presently controlled by any other Person, and that the Joint Venture and its Subsidiaries shall not be deemed to be (a) Affiliates of the AMD Entities or (b) Affiliates of the Fujitsu Entities.

“Competing Business” means any business engaged in the development, production, manufacture, marketing, distribution, promotion or sale of Stand-Alone NVM Products in any country in the world in which the Joint Venture conducts its business; provided, however, that (i) the Entities’ respective Membership Interests and the conduct of the Joint Venture Business (as defined in the Contribution Agreement), (ii) Fujitsu’s and its Affiliates’

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

development, production, manufacture, marketing, distribution, promotion and/or and sales of Ferro-electric non-volatile memory technology and products and (iii) the performance by AMD and its Affiliates and/or Fujitsu and its Affiliates of their respective obligations under agreements between AMD and/or its Affiliates and the Joint Venture and/or its Subsidiaries or between Fujitsu and/or its Affiliates and the Joint Venture and/or its Subsidiaries (provided that any such agreement is not entered into for purposes of circumventing the intent of this Agreement), shall each be deemed not to constitute a Competing Business.

“NVM” means a non-volatile memory device wherein information stored in a memory cell is maintained without power consumption and the write time (including erase time if there is an erase operation prior to a write operation) exceeds the read time allowing the device to function primarily as a reading device.

“Stand-Alone NVM Product” means a semiconductor product (including a single chip or a multiple chip or system product) containing NVM dedicated to data storage wherein all circuitry (including logic circuitry) contained therein is solely to accept, store, retrieve or access information or instructions and cannot manipulate such information or execute instructions.

(b) The following rules of interpretation shall apply to this Agreement:

(i) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

(ii) Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

(iii) Unless otherwise expressly provided herein, (a) references to a Person include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2. Competition by AMD Entities and their Affiliates with the Joint Venture. Subject to Section 4(d), during the AMD Non-Competition Term, the AMD Entities hereby covenant and agree not to (and AMD agrees to cause its Affiliates not to), directly or indirectly, engage in a Competing Business.

3. Competition by the Fujitsu Entities and their Affiliates with the Joint Venture. Subject to Section 5(d), during the Fujitsu Non-Competition Term, the Fujitsu Entities hereby

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

covenant and agree not to (and Fujitsu agrees to cause its Affiliates not to), directly or indirectly, engage in a Competing Business.

4. Divestiture of Competing Business by AMD Entities. During the AMD Non-Competition Term, the AMD Entities hereby covenant and agree that:

(a) If an AMD Entity or its Affiliates (an “AMD Acquiring Party”) acquires a majority equity or other majority ownership interest of a Person whose principal line of business is not a Competing Business, but which has a division or other operations constituting a Competing Business (any such division or operations, an “AMD Acquired Interest”), AMD shall (or, if applicable, shall cause AMD Investments or its other applicable Affiliates to) (i) promptly provide the Joint Venture and the Fujitsu Entities with written notice of such acquisition (the “AMD Acquisition Notice”) and (ii) provide the Joint Venture with a right of first offer to acquire the AMD Acquired Interest, such right to last for a period of sixty (60) days following the Joint Venture’s receipt of the AMD Acquisition Notice (the “AMD Offer Period”). During the AMD Offer Period, AMD shall (or, if applicable, shall cause AMD Investments or its other applicable Affiliates to) (A) provide the Joint Venture with an opportunity to conduct reasonable due diligence on the AMD Acquired Interest and (B) enter into exclusive discussions with the Joint Venture concerning a sale of the AMD Acquired Interest to the Joint Venture. The Joint Venture shall have the right, but not the obligation, to make an offer to purchase all, but not less than all, of the AMD Acquired Interest by providing written notice to AMD (“Joint Venture/AMD Offer”) at any time prior to the end of the AMD Offer Period, such written notice to include in reasonable detail the terms on which the Joint Venture proposes to purchase the AMD Acquired Interest.

(b) Any determination as to whether to make a Joint Venture/AMD Offer, and the terms of such Joint Venture/AMD Offer, shall be made by the Board of Managers. If a Joint Venture/AMD Offer is made prior to the conclusion of the AMD Offer Period, the AMD Acquiring Party shall have thirty (30) days from its receipt of the Joint Venture/AMD Offer in which to accept or reject the Joint Venture/AMD Offer by providing the Joint Venture with written notice of its decision within such 30-day period, such decision to be made by the AMD Acquiring Party in its sole discretion. If the AMD Acquiring Party fails to provide the Joint Venture with written notice of its decision within such 30-day period, the AMD Acquiring Party shall be deemed to have rejected the Joint Venture/AMD Offer.

(c) If the Joint Venture does not make a Joint Venture/AMD Offer prior to the conclusion of the AMD Offer Period, or if the AMD Acquiring Party rejects a Joint Venture/AMD Offer, the AMD Acquiring Party shall (and, if applicable, AMD shall cause the AMD Acquiring Party to) take all commercially reasonable steps to sell or otherwise divest the AMD Acquired Interest as soon as reasonably practicable to an unaffiliated Person following the conclusion of the AMD Offer Period or the 30-day period referenced in Section 4(b), whichever is later; provided, however, if the AMD Acquired Party rejected a Joint Venture/AMD Offer pursuant to Section 4(b), the terms of sale to the unaffiliated Person shall be no more favorable than the terms set forth in the Joint Venture/AMD Offer. ****.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(d) The Parties agree that an AMD Acquiring Party’s acquisition of a majority interest in a Person whose principal line of business is not a Competing Business but which has a division or operations that constitute a Competing Business shall not be deemed to be a breach of the obligations set forth in Section 2 for so long as AMD and/or its applicable Affiliates are complying in all material respects with its obligations under this Section 4.

5. Divestiture of Competing Business by Fujitsu Entities. During the Fujitsu Non-Competition Term, the Fujitsu Entities hereby covenant and agree that:

(a) If a Fujitsu Entity or its Affiliates (a “Fujitsu Acquiring Party”) acquires a majority equity or other majority ownership interest of a Person whose principal line of business is not a Competing Business, but which has a division or other operations constituting a Competing Business (any such division or operations, an “Fujitsu Acquired Interest”), Fujitsu shall (or, if applicable, shall cause Fujitsu Sub or its other applicable Affiliates to) (i) promptly provide the Joint Venture and the AMD Entities with written notice of such acquisition (the “Fujitsu Acquisition Notice”) and (ii) provide the Joint Venture with a right of first offer to acquire the Fujitsu Acquired Interest, such right to last for a period of sixty (60) days following the Joint Venture’s receipt of the Fujitsu Acquisition Notice (the “Fujitsu Offer Period”). During the Fujitsu Offer Period, Fujitsu shall (or, if applicable, shall cause Fujitsu Sub or its other applicable Affiliates to) (A) provide the Joint Venture with an opportunity to conduct reasonable due diligence on the Fujitsu Acquired Interest and (B) enter into exclusive discussions with the Joint Venture concerning a sale of the Fujitsu Acquired Interest to the Joint Venture. The Joint Venture shall have the right, but not the obligation, to make an offer to purchase all, but not less than all, of the Fujitsu Acquired Interest by providing written notice to Fujitsu (“Joint Venture/Fujitsu Offer”) at any time prior to the end of the Fujitsu Offer Period, such written notice to include in reasonable detail the terms on which the Joint Venture proposes to purchase the Fujitsu Acquired Interest.

(b) Any determination as to whether to make a Joint Venture/Fujitsu Offer, and the terms of such Joint Venture/Fujitsu Offer, shall be made by the Board of Managers. If a Joint Venture/Fujitsu Offer is made prior to the conclusion of the Fujitsu Offer Period, the Fujitsu Acquiring Party shall have thirty (30) days from its receipt of the Joint Venture/Fujitsu Offer in which to accept or reject the Joint Venture/Fujitsu Offer by providing the Joint Venture with written notice of its decision within such 30-day period, such decision to be made by the Fujitsu Acquiring Party in its sole discretion. If the Fujitsu Acquiring Party fails to provide the Joint Venture with written notice of its decision within such 30-day period, the Fujitsu Acquiring Party shall be deemed to have rejected the Joint Venture/Fujitsu Offer.

(c) If the Joint Venture does not make a Joint Venture/Fujitsu Offer prior to the conclusion of the Fujitsu Offer Period, or if the Fujitsu Acquiring Party rejects a Joint Venture/Fujitsu Offer, the Fujitsu Acquiring Party shall (and, if applicable, Fujitsu shall cause the Fujitsu Acquiring Party to) take all commercially reasonable steps to sell or otherwise divest the Fujitsu Acquired Interest as soon as reasonably practicable to an unaffiliated Person following the conclusion of the Fujitsu Offer Period or the 30-day period referenced in Section 5(b), whichever is later; provided, however, if the Fujitsu Acquired Party rejected a Joint

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Venture/Fujitsu Offer pursuant to Section 5(b), the terms of sale to the unaffiliated Person shall be no more favorable than the terms set forth in the Joint Venture/Fujitsu Offer. ****.

(d) The Parties agree that a Fujitsu Acquiring Party’s acquisition of a majority interest in a Person whose principal line of business is not a Competing Business but which has a division or operations that constitute a Competing Business shall not be deemed to be a breach of the obligations set forth in Section 3 for so long as Fujitsu and/or its applicable Affiliates are complying in all material respects with its obligations under this Section 5.

6. No Solicitation of Employees.

(a) Without the prior written consent of the Board of Managers of the Joint Venture, each of the AMD Entities during the AMD Non-Solicitation Term, and each of the Fujitsu Entities during the Fujitsu Non-Solicitation Term, shall not (and each shall cause its Affiliates not to), directly or indirectly, either for itself or another Person, (i) hire or retain, or offer to hire or retain, as a director, officer, employee, partner, consultant, independent contractor or otherwise, any individual employed by or seconded to the Joint Venture or any of its Subsidiaries (provided that such restriction shall not apply to any secondees as to whom the Joint Venture agrees are being seconded on a temporary basis or for a specific project) or (ii) solicit or encourage any individual to terminate his or her employment with the Joint Venture or any of its Subsidiaries, unless, in either such case, (A) the Joint Venture (and/or its applicable Subsidiary) has terminated the employment or secondment of such individual or (B) at least two (2) years has elapsed since such individual has voluntarily terminated his or her employment or secondment with the Joint Venture (and/or its applicable Subsidiary).

(b) Without the prior written consent of Fujitsu, during the AMD Non-Solicitation Term each of the AMD Entities shall not (and each shall cause its Affiliates not to), directly or indirectly, either for itself or another Person, (i) hire or retain, or offer to hire or retain, as director, officer, employee, partner, consultant, independent contractor or otherwise, any individual employed by a Fujitsu Entity or any of its Affiliates or (ii) solicit or encourage any individual to terminate his or her employment with a Fujitsu Entity or any of its Affiliates, unless, in either such case, (A) the Fujitsu Entity (and/or its applicable Affiliate) has terminated the employment of such individual or (B) at least two (2) years has elapsed since such individual has voluntarily terminated his or her employment with the Fujitsu Entity (and/or its applicable Affiliates).

(c) Without the prior written consent of AMD, during the Fujitsu Non-Solicitation Term each of the Fujitsu Entities shall not (and each shall cause its Affiliates not to), directly or indirectly, either for itself or another Person, (i) hire or retain, or offer to hire or retain, as director, officer, employee, partner, consultant, independent contractor or otherwise, any individual employed by an AMD Entity or any of its Affiliates or (ii) solicit or encourage any individual to terminate his or her employment with an AMD Entity or any of its Affiliates, unless, in either such case, (A) the AMD Entity (and/or its applicable Affiliate) has terminated the employment of such individual or (B) at least two (2) years has elapsed since such individual

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

has voluntarily terminated his or her employment with the AMD Entity (and/or its applicable Affiliates).

(d) Without the prior written consent of AMD or Fujitsu, as applicable, the Joint Venture shall not (and shall cause its Subsidiaries not to), directly or indirectly, either for itself or another Person, (i) hire or retain, or offer to hire or retain, as director, officer, employee, partner, consultant, independent contractor or otherwise, any individual employed by an AMD Entity or any of its Affiliates or any Fujitsu Entity or any of its Affiliates (other than employees that are dual employees or that are seconded to the Joint Venture or its Subsidiaries by an AMD Entity or its Affiliates or a Fujitsu Entity or its Affiliates) or (ii) solicit or encourage any individual to terminate his or her employment with an AMD Entity or any of its Affiliates or any Fujitsu Entity or any of its Affiliates (other than employees that are dual employees or that are seconded to the Joint Venture or its Subsidiaries by an AMD Entity or its Affiliates or a Fujitsu Entity or its Affiliates), unless, in either such case, (A) the AMD Entity (and/or its applicable Affiliate) or the Fujitsu Entity (and/or its applicable Affiliate), as applicable, has terminated the employment of such individual or (B) at least two (2) years has elapsed since such individual has voluntarily terminated his or her employment with the AMD Entity (and/or its applicable Affiliates) or the Fujitsu Entity (and/or its applicable Affiliate), as applicable.

7. Injunctive Relief. The Parties agree that (a) the provisions of Sections 2, 3, 4, 5 and 6 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Parties and (b) any violation of Sections 2, 3, 4, 5 or 6 of this Agreement will result in irreparable injury to the non-breaching Party(ies), the exact amount of which will be difficult to ascertain, and that remedies at law for any such violation would not be reasonable or adequate compensation to the non-breaching Party(ies) for such violation. Accordingly, each Party agrees that if such Party violates the provisions applicable to such Party in Sections 2, 3, 4, 5 or 6 the non-breaching Party(ies) shall be entitled to specific performance and injunctive relieve, without posting bond or other security, and without the necessity of proving actual damages, in addition to any other remedy which may be available at law or in equity, including consequential damages.

8. AMD Term.

(a) AMD Non-Competition Term. Sections 2 and 4 of this Agreement shall terminate with respect to the AMD Entities (the period from the date hereof until such termination, the “AMD Non-Competition Term”):

(i) immediately upon written notice of the AMD Entities to the other Parties at any time if (A) a Material Breach by a Fujitsu Entity has occurred, the AMD Entities have elected not to fund the related funding obligation on behalf of the Fujitsu Entities as provided in Section 10.6.1(b) of the Operating Agreement, and the Fujitsu Entities have not fully cured such Material Breach within the Cure Period, (B) a Material Breach by a Fujitsu Entity has occurred, the AMD Entities have elected to fund the related funding obligation on behalf of the Fujitsu Entities as provided in Section 10.6.1(b) of the Operating Agreement and the Fujitsu Entities have not purchased from the applicable AMD Entity the applicable convertible

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

promissory note within the Cure Period or (C) a Material Breach by a Fujitsu Entity has occurred for which there is no Cure Period under the terms of the Operating Agreement;

(ii) immediately upon the dissolution of the Joint Venture pursuant to Article 10 of the Operating Agreement or otherwise;

(iii) in the event of a Change in Control of Fujitsu has occurred, one (1) year after the date on which the AMD Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest; or

(iv) in all other circumstances, two (2) years after the date on which the AMD Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest.

(b) AMD Non-Solicitation Term. Section 6 of this Agreement shall terminate with respect to the AMD Entities (the period from the date hereof until such termination, the “AMD Non-Solicitation Term”):

(i) immediately upon written notice of the AMD Entities to the other Parties at any time if (A) a Material Breach by a Fujitsu Entity has occurred, the AMD Entities have elected not to fund the related funding obligation on behalf of the Fujitsu Entities as provided in Section 10.6.1(b) of the Operating Agreement, and the Fujitsu Entities have not fully cured such Material Breach within the Cure Period, (B) a Material Breach by a Fujitsu Entity has occurred, the AMD Entities have elected to fund the related funding obligation on behalf of the Fujitsu Entities as provided in Section 10.6.1(b) of the Operating Agreement and the Fujitsu Entities have not purchased from the applicable AMD Entity the applicable convertible promissory note within the Cure Period or (C) a Material Breach by a Fujitsu Entity has occurred for which there is no Cure Period under the terms of the Operating Agreement;

(ii) immediately upon the dissolution of the Joint Venture pursuant to Article 10 of the Operating Agreement or otherwise;

(iii) in the event of a Change in Control of Fujitsu has occurred, two (2) year after the date on which the AMD Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest; or

(iv) in all other circumstances, three (3) years after the date on which the AMD Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest.

9. Fujitsu Term.

(a) Fujitsu Non-Competition Term. Sections 3 and 5 of this Agreement shall terminate with respect to the Fujitsu Entities (the period from the date hereof until such termination, the “Fujitsu Non-Competition Term”):

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(i) immediately upon written notice of the Fujitsu Entities to the other Parties at any time if (A) a Material Breach by an AMD Entity has occurred, the Fujitsu Entities have elected not to fund the related funding obligation on behalf of the AMD Entities as provided in Section 10.6.1(b) of the Operating Agreement, and the AMD Entities have not fully cured such Material Breach within the Cure Period, (B) a Material Breach by an AMD Entity has occurred, the Fujitsu Entities have elected to fund the related funding obligation on behalf of the AMD Entities as provided in Section 10.6.1(b) of the Operating Agreement and the AMD Entities have not purchased from the applicable Fujitsu Entity the applicable convertible promissory note within the Cure Period or (C) a Material Breach by an AMD Entity has occurred for which there is no Cure Period under the terms of the Operating Agreement;

(ii) immediately upon the dissolution of the Joint Venture pursuant to Article 10 of the Operating Agreement or otherwise;

(iii) in the event of a Change in Control of AMD has occurred, one (1) year after the date on which the Fujitsu Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest; or

(iv) in all other circumstances, two (2) years after the date on which the Fujitsu Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest.

(b) Fujitsu Non-Solicitation Term. Section 6 of this Agreement shall terminate with respect to the Fujitsu Entities (the period from the date hereof until such termination, the “Fujitsu Non-Solicitation Term”):

(i) immediately upon written notice of the Fujitsu Entities to the other Parties at any time if (A) a Material Breach by an AMD Entity has occurred, the Fujitsu Entities have elected not to fund the related funding obligation on behalf of the AMD Entities as provided in Section 10.6.1(b) of the Operating Agreement, and the AMD Entities have not fully cured such Material Breach within the Cure Period, (B) a Material Breach by an AMD Entity has occurred, the Fujitsu Entities have elected to fund the related funding obligation on behalf of the AMD Entities as provided in Section 10.6.1(b) of the Operating Agreement and the AMD Entities have not purchased from the applicable Fujitsu Entity the applicable convertible promissory note within the Cure Period, or (C) a Material Breach by an AMD Entity has occurred for which there is no Cure Period under the terms of the Operating Agreement;

(ii) immediately upon the dissolution of the Joint Venture pursuant to Article 10 of the Operating Agreement or otherwise; or

(iii) in the event of a Change in Control of AMD has occurred, two (2) year after the date on which the Fujitsu Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest; or

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(iv) in all other circumstances, three (3) years after the date on which the Fujitsu Entities and all of their Affiliates, collectively, cease to hold more than a five percent (5%) Percentage Interest.

10. Termination as to Joint Venture. The obligations of the Joint Venture under Section 6(d) shall terminate as to any individual in the employ of any AMD Entity or Affiliate thereof upon the termination of the AMD Non-Solicitation Term pursuant to Section 8(b), and the obligations of the Joint Venture under Section 6(d) shall terminate as to any individual in the employ of any Fujitsu Entity or Affiliate thereof upon the termination of the Fujitsu Non-Solicitation Term pursuant to Section 9(b).

11. Notices. Unless otherwise provided herein, all notices, requests, instructions or consents required or permitted under this Agreement shall be in writing and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile; (c) ten business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) three business days after deposit with an internationally recognized commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent as follows (or to such other address or facsimile number as may be designated by a Party giving written notice to the other Parties pursuant to this Section 11):

If to the Joint Venture:	FASL LLC Attention: General Counsel One AMD Place m/s 150 PO Box 3453 Sunnyvale, California 94086 U.S.A. Facsimile: (408) 774-7399

If to the AMD Entities:	Advanced Micro Devices, Inc. Attention: General Counsel One AMD Place Sunnyvale, California 94086 Facsimile: (408) 774-7399

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP Attention: Tad Freese 505 Montgomery Street, Suite 1900 San Francisco, California 94111 Facsimile: (415) 395-8095

If to the Fujitsu Entities:	Fujitsu Limited Electronic Devices Group

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Fuchigami 50 Akiruno-shi Tokyo 197-0833 Japan Attention: Executive Vice President Business Planning & Promotion Group Facsimile: +81-42-532-2550

12. Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is duly executed, in the case of an amendment, by the Joint Venture, each of the AMD Entities and each of the Fujitsu Entities, or, in the case of a waiver, by the Party against whom the waiver is to be enforced. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

13. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the Parties may have by law, statute, ordinance or otherwise.

14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, including any entity that is the successor to substantially all of the assets or businesses of such Party. No Party may assign, delegate or transfer any of its rights or obligations hereunder, other than to a successor to substantially all of the assets or businesses of such Party, without the prior written consent of the other Parties. Any attempted assignment in violation of this Section 14 shall be null and void.

15. Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

16. Construction; Interpretation. No Party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any Party.

17. Severability. If any provision in this Agreement should be found or be held to be invalid or unenforceable (including, without limitation, the geographic and temporal restrictions contained herein), then the meaning of said provision will be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it will be severed from the remainder of this Agreement which will remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties will use their respective reasonable efforts to

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

18. Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Agreement by such Party.

19. Entire Agreement. This Agreement, together with Operating Agreement, the Contribution Agreement, the Confidentiality Agreement and the Transaction Documents constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings pertaining thereto.

20. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, United States of America, as applied to agreements among California residents entered into and wholly to be performed within the State of California (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

21. Dispute Resolution. The Parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement (or any other agreement contemplated by or related to this Agreement), shall be resolved in accordance with the dispute resolution procedures set forth in Schedule A to the Operating Agreement, which procedures are incorporated herein and deemed to apply mutatis mutandis to the Parties.

22. Further Assurances. Each of the Parties does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or reasonably necessary or advisable to effectively carry out the purposes of this Agreement.

23. Third-Party Beneficiaries. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any Person, other than the Parties hereto, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

(Signature Page Follows)

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Thomas M. McCoy
Name:	Thomas M. McCoy
Title:	Senior Vice President, General Counsel

AMD INVESTMENTS, INC.

By:	/s/ Thomas M. McCoy
Name:	Thomas M. McCoy
Title:	Senior Vice President, General Counsel

FUJITSU LIMITED

By:	/s/ Hiroaki Kurokawa
Name:	Hiroaki Kurokawa
Title:	President and Representative Director

FUJITSU MICROELECTRONICS HOLDING, INC.

By:	/s/ Kazuo Iida
Name:	Kazuo Iida
Title:	President

FASL LLC

By:	/s/ Thomas M. McCoy
Name:	Thomas M. McCoy
Title:	Manager

NON-COMPETITION AGREEMENT	A-1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

NON-COMPETITION AGREEMENT	A-2

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.